EXHIBIT 99.1
LIONS GATE REPORTS REVENUES OF $194.2 MILLION
FOR FIRST QUARTER OF FISCAL 2006
Net Loss Is $21.8 Million And EBITDA Is Negative $16.8 Million
Company Reports Positive Free Cash Flow of $29.5 Million For Quarter
First Quarter Analyst Call Will Be Held on Wednesday, August 10, 2005
At 9:00 AM EDT/6:00 AM PDT
(all amounts in U.S. dollars)
SANTA MONICA, CA, and NORTH VANCOUVER, BC, August 9, 2005 – Lions Gate Entertainment (NYSE and TSX: LGF) today reported revenues of $194.2 million, net loss of $21.8 million, and negative EBITDA (earnings before interest expense, interest rate swaps mark-to-market, interest income, income tax provision, depreciation and minority interests) of $16.8 million for the first quarter of fiscal 2006 (quarter ended June 30, 2005). The Company also reported positive free cash flow of $29.5 million for the quarter.
Revenues of $194.2 million compared to revenues of $188.7 million in the prior year’s first quarter, an increase of 2.9%. Net loss of $21.8 million, or net loss per share of $0.21 on 101.9 million weighted average common shares outstanding, compared to net loss of $11.5 million in the prior year’s first quarter, or net loss per share of $0.12 on 94.9 million weighted average common shares outstanding. EBITDA of negative $16.8 million compared to EBITDA of negative $7.3 million in the first quarter of fiscal 2005.
Key revenue drivers in the quarter came from all core businesses, including the theatrical hit CRASH, the new DVD releases of DIARY OF A MAD BLACK WOMAN and several popular plays from Tyler Perry’s catalogue released on DVD, ALONE IN THE DARK and BEYOND THE SEA. Previously released DVD titles including SAW, FINAL CUT and OPEN WATER also made significant revenue contributions in the quarter. First quarter results included $45.9 million in television production revenue generated primarily by U.S. deliveries of Lions Gate’s one-hour drama series THE CUT, WILDFIRE, MISSING and THE DEAD ZONE and the half-hour drama series WEEDS.
“Our financial results continued to reflect our core business ability to generate strong positive free cash flow and revenue,” said Lions Gate Chief Executive Officer Jon Feltheimer. “Our fiscal year is again heavily backloaded, and we again anticipate stronger EBITDA and net income performance throughout the rest of the year as recent product moves through higher-margin windows and as we release our direct-to-video films and our family entertainment product.”
Feltheimer also noted that, as of June 30, 2005, Lions Gate remained in a strong cash position ($138 million) and the Company’s filmed entertainment backlog of $138.5 million (future revenue not yet recorded from executed contracts for the licensing of films and television product for television exhibition and in international markets) was significantly higher than the backlog of $100.3 million as of March 31, 2005, due primarily to contracts entered into on the theatrical releases SAW, SAW II and DIARY OF A MAD BLACK WOMAN and the television series MISSING and WILDFIRE. He concluded, “Lions Gate is well positioned to continue executing the growth initiatives it has targeted in underserved markets and complementary new businesses.”

Motion picture revenue of $147.0 million in the first quarter decreased 7.6% compared to $159.1 million in the prior year’s quarter due to a decline in theatrical revenue as the quarter’s North American feature film releases CRASH, HIGH TENSION and RIZE compared unfavorably to the wide releases THE PUNISHER ™, FAHRENHEIT 9/11 and GODSEND in the prior year’s quarter. International theatrical revenue also declined as international sales of HOTEL RWANDA compared unfavorably to international sales of THE PUNISHER ™, GODSEND and THE PRINCE AND ME in the prior year’s quarter. However, home entertainment revenue was buoyed by successful DVD releases such as DIARY OF A MAD BLACK WOMAN, other Tyler Perry catalogue plays on DVD, ALONE IN THE DARK, BEYOND THE SEA and additional contributions from earlier DVD releases such as SAW, THE FINAL CUT and OPEN WATER.
Television production revenue of $45.9 million in the first quarter increased 60.5% from $28.6 million in the prior year’s quarter, propelled by deliveries of all five of Lions Gate’s prime time cable and broadcast network television series – THE DEAD ZONE (USA), MISSING (Lifetime), WILDFIRE (ABC Family), WEEDS (Showtime) and THE CUT (CBS). The Company noted that first cycle television series sales are typically among its lower-margin revenue generators.
Lions Gate senior management will hold its analyst and investor conference call to discuss fiscal 2006 first quarter financial results at 9:00 AM EDT/6:00 AM PDT on Wednesday, August 10, 2005. Interested parties may participate live in the conference call by calling 1-888-428-4471 (1-612-332-0530 outside the U.S. and Canada). A full digital replay will be available from Wednesday morning, August 10, through Wednesday, August 17, by dialing 1-800-475-6701 (1-320-365-3844 outside the U.S. and Canada) and using access code #791115.
Lions Gate is the premier independent producer and distributor of motion pictures, television programming, home entertainment, family entertainment and video-on-demand content. Its prestigious and prolific library is a valuable source of stable, recurring revenue and is a foundation for the growth of the Company’s core businesses. The Lions Gate brand name is synonymous with original, daring, quality entertainment in markets around the world.
www.lgf.com
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For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lgf.com
The matters discussed in this press release include forward-looking statements. In some cases, forward-looking statements can be identified by terms such as “will,” “may,” “anticipate,” “positioned” and the negative of these terms. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including but not limited to the possibility of budget overruns, the uncertainty of commercial success of the motion pictures and television programming we distribute, high costs associated with negotiating acquisitions and integrating new businesses, substantial competition and the other risk factors set forth in Lions Gate’s Form 8-K filed with the Securities and Exchange Commission on June 29, 2005. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2005	2005
	(Unaudited)
	(Amounts in thousands,
	of U.S. dollars
	except share amounts)

ASSETS
Cash and cash equivalents	$138,272	$112,839
Restricted cash	968	2,913
Accounts receivable, net of reserve for video returns of $51,208 (March 31, 2005 — $58,449) and provision for doubtful accounts of $6,133 (March 31, 2005 — $6,102)	102,439	150,019
Investment in films and television programs	365,595	367,376
Property and equipment	30,188	30,842
Goodwill	161,182	161,182
Other assets	31,417	29,458

	$830,061	$854,629

LIABILITIES
Bank loans	$—	$1,162
Accounts payable and accrued liabilities	139,605	134,200
Film obligations	144,188	130,770
Subordinated notes	385,000	390,000
Mortgages payable	18,109	18,640
Deferred revenue	48,286	62,459
Minority interests	—	259

Commitments and Contingencies	735,188	737,490

SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 101,873,874 at June 30, 2005 and 101,843,708 at March 31, 2005 shares issued and outstanding	305,812	305,662
Series B preferred shares (10 shares issued and outstanding)	—	—
Restricted common share units	2,099	—
Unearned compensation	(2,099)	—
Accumulated deficit	(205,045)	(183,226)
Accumulated other comprehensive loss	(5,894)	(5,297)

	94,873	117,139

	$830,061	$854,629

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended
	June 30, 2005	June 30, 2004
	(Amounts in thousands of U.S. dollars,
	except per share amounts)
Revenues	$194,229	$188,724
Expenses:
Direct operating	100,264	80,810
Distribution and marketing	93,481	98,066
General and administration	17,329	17,127
Depreciation	748	675

Total expenses	211,822	196,678

Operating Loss	(17,593)	(7,954)

Other Expense (Income):
Interest expense	4,884	5,461
Interest rate swaps mark-to-market	337	(2,060)
Interest income	(1,065)	(37)
Minority interests	—	(123)

Total other expenses, net	4,156	3,241

Loss Before Income Taxes	(21,749)	(11,195)
Income tax provision	(70)	(267)

Net Loss	$(21,819)	$(11,462)

Basic and Diluted Loss Per Common Share	$(0.21)	$(0.12)

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Restricted				Accumulated
					Common			Comprehensive	Other
	Common Shares				Share	Unearned	Accumulated	Income	Comprehensive
	Number	Amount	Number	Amount	Units	Compensation	Deficit	(Loss)	(Loss)	Total
	(Amounts in thousands of U.S. dollars, except share amounts)
Balance at March 31, 2004	93,615,896	$280,501	10	$—			$(203,507)		$(7,385)	$69,609
Exercise of stock options	4,991,141	13,871								13,871
Exercise of warrants	3,220,867	10,842								10,842
Issuance to directors for services	15,804	137								137
Modification of stock options	—	311								311
Comprehensive income (loss):
Net income							20,281	$20,281		20,281
Foreign currency translation adjustments								2,374	2,374	2,374
Net unrealized loss on foreign exchange contracts								(286)	(286)	(286)

Comprehensive income								$22,369		—

Balance at March 31, 2005	101,843,708	$305,662	10	$—			$(183,226)		$(5,297)	$117,139
Exercise of stock options	23,916	61								61
Issuance to directors for services	6,250	62								62
Modification of stock options	—	27								27
Issuance of restricted share units					$2,099	$(2,099)				—
Comprehensive income (loss):
Net loss							(21,819)	(21,819)		(21,819)
Foreign currency translation adjustments								(831)	(831)	(831)
Net unrealized gain on foreign exchange contracts								234	234	234

Comprehensive loss								$(22,416)		—

Balance at June 30, 2005	101,873,874	$305,812	10	$—	$2,099	$(2,099)	$(205,045)		$(5,894)	$94,873

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended
	June 30, 2005	June 30, 2004
	(Amounts in thousands of U.S. dollars)
Operating Activities:
Net loss	$(21,819)	$(11,462)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	748	675
Amortization of deferred financing costs	898	838
Amortization of films and television programs	65,376	60,225
Amortization of intangible assets	548	548
Non-cash stock-based compensation	89	—
Interest rate swaps mark-to-market	337	(2,060)
Minority interests	—	(123)
Changes in operating assets and liabilities:
Decrease in restricted cash	1,945	—
Accounts receivable, net	40,774	24,767
Increase in investment in films and television programs	(69,195)	(45,790)
Other assets	(140)	87
Accounts payable and accrued liabilities	9,114	(17,372)
Film obligations	15,247	22,412
Deferred revenue	(13,755)	6,662

Net Cash Flows Provided By Operating Activities	30,167	39,407

Investing Activities:
Cash received from sale of investment	2,011	—
Purchases of property and equipment	(629)	(45)

Net Cash Flows Provided By (Used In) Investing Activities	1,382	(45)

Financing Activities:
Issuance of common shares	61	10,651
Financing fees	—	(346)
Repayment of subordinated notes	(5,000)	—
Decrease in bank loans	—	(34,285)
Repayment of mortgages payable	(285)	(241)

Net Cash Flows Used In Financing Activities	(5,224)	(24,221)

Net Change In Cash And Cash Equivalents	26,325	15,141
Foreign Exchange Effects On Cash	(892)	(171)
Cash And Cash Equivalents — Beginning Of Period	112,839	7,089

Cash And Cash Equivalents — End Of Period	$138,272	$22,059

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO NET LOSS

	Three	Three
	Months	Months
	Ended	Ended
	June 30,	June 30,
	2005	2004
	(Amounts in thousands of U.S. dollars)
EBITDA, as defined	$(16,845)	$(7,279)
Depreciation	(748)	(675)
Interest expense	(4,884)	(5,461)
Interest rate swaps mark-to-market	(337)	2,060
Interest income	1,065	37
Minority interests	—	123
Income tax provision	(70)	(267)

Net Loss	$(21,819)	$(11,462)

EBITDA is defined as earnings before interest expense, interest rate swaps mark-to-market, interest income, income tax provision, depreciation and minority interests.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
FROM OPERATIONS (AFTER DEBT SERVICE)

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2005	2004
	(Amounts in thousands of U.S. dollars)

Net Cash Flows Provided By Operating Activities	$30,167	$39,407
Purchases of property and equipment	(629)	(45)

Free Cash Flow From Operations (after debt service), as defined	$29,538	$39,362

Free cash flow is defined as net cash flows provided by operating activities less purchases of property and equipment.